Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

I, Darius G. Nevin, certify that:

1.               I have reviewed this annual report on Form 10-K/A of Protection One, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2010	By:	/s/ DARIUS G. NEVIN
Darius G. Nevin Executive Vice President and Chief Financial Officer, Protection One, Inc.